Exhibit 99.1

Earnings Release

February 27, 2018

ALTICE USA REPORTS FULL YEAR AND FOURTH QUARTER 2017 RESULTS
Delivers Another Year of Revenue Growth and High Cash Flow Growth
Further Progress Against Key Company Initiatives
Remains on Track for Anticipated Spin-Off from Altice N.V.

Altice USA (NYSE: ATUS) today reported results for the full year and quarter ended December 31, 20171
Dexter Goei, Altice USA Chairman and Chief Executive Officer, said: “2017 was a transformational year for Altice USA.  We continued to have great momentum and delivered strong financial results by growing our customer base, revenues and margins with high free cash flow growth. We have made significant investments in our customer experience as well as strategic decisions to improve our products and services. This includes expanding the availability of ultra-fast broadband speeds, launching our new integrated entertainment platform Altice One, expanding our content line-up, commencing the rollout of a state-of-the-art fiber (FTTH) network, signing a full MVNO agreement to be able to launch mobile services for our customers and investing in a multiscreen addressable and national advertising platform. In 2018 and beyond, we will remain very focused on investing for growth in innovation, superior service and an advanced network to deliver a more robust and differentiated product portfolio to meet customers’ needs.”

Altice USA Key Financial Highlights

•	Revenue growth of +3.2% YoY in FY 2017 (excluding Newsday); reported revenue growth of +1.9% YoY to $9.33 billion

•	In Q4, reported revenue grew +2.6% YoY to $2.37 billion, driven by residential (B2C) revenue growth of 1.8%, business services (B2B) revenue growth of 5.1% and advertising revenue growth of 9.9%

•	Adjusted EBITDA grew +19.5% YoY in FY 2017 to $4.01 billion; Adjusted EBITDA (excluding Newsday) margin increased 5.9 percentage points YoY to 42.9% (44.1% in Q4 2017)

•	Operating Free Cash Flow[2] grew +25.8% YoY in FY 2017 to $3.01 billion with an OpFCF margin of 32.3% vs. 26.5% in FY 2016 (OpFCF margin of 34.5% in Q4 2017) showing very strong cash flow conversion

	Three Months Ended December 31,		Twelve Months Ended December 31,
($k)	2017	2016	2017	2016
	Actual	Actual	Actual	Actual

Revenue	2,365,378	2,305,901	9,326,570	6,017,212
Adjusted EBITDA[3]	1,043,337	929,608	4,005,690	2,414,735
Net income (loss)[4]	2,254,682	(236,049)	1,521,618	(831,479)
Capital Expenditures (cash)	228,066	247,815	991,364	625,541

1 Financial data for twelve months ended December 31, 2016 is pro forma defined as results of Altice USA as if the Cablevision (Optimum) acquisition had occurred on January 1, 2016, unless noted otherwise. All financials shown under U.S. generally accepted accounting principles (“GAAP”) reporting standard.
2 Operating Free Cash Flow defined here as Adjusted EBITDA less cash capital expenditures.
3 See “Reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA less Cash Capital Expenditures” on page 9 of this release.
4 Pursuant to the enactment of the Tax Cuts & Jobs Act (“Tax Reform”) on December 22, 2017, the Company recorded a noncash deferred tax benefit of $2,337,900 in Q4 2017 to remeasure the net deferred tax liability to adjust for the reduction in the corporate federal income tax rate from 35% to 21% which is effective on January 1, 2018.

Earnings Release

Altice USA Operational Highlights

•	Residential (B2C) revenue growth of +2.9% in FY 2017 driven by growth in total unique residential (B2C) customer relationships with net additions of +7k in FY 2017 (+6k in Q4 2017)

•	Residential (B2C) ARPU increased 2.2% YoY to $139.8 in FY 2017 (+1.5% YoY in Q4 2017 to $140.2)

•	Residential (B2C) broadband net additions of +25k, pay TV RGU net losses of -25k, and telephony net additions of +10k in Q4 2017 (vs. +36k, -21k, and -4k in Q4 2016 respectively)

•
Solid Business Services (B2B) revenue growth of +5.5% in FY 2017 driven by superior SMB growth +7.5% YoY with SMB representing c.64% of total B2B revenue (Enterprise & Carrier revenue, representing c.36% of total B2B revenue, grew +2.3% in FY 2017)

•	Advertising growth supported by investment in multiscreen and national targeted audience capabilities

•	Continued enhancement of data services with an increased demand for higher speed tiers; 90% of B2C broadband gross additions taking download speeds of 100Mbps or higher at end of Q4

•
Up to 400Mbps broadband speeds were available for 86% of Altice USA residential/business customers by the end of 2017, including 95% of the Optimum footprint, with 72% of the Suddenlink footprint now able to receive up to 1 Gigabit speeds

Altice USA 2018 and Medium-Term Financial Outlook

For the full year 2018 Altice USA expects:
•	Revenue growth c.2.5-3.0% YoY
•	To increase investment for the continued rollout of Altice One, fiber (FTTH) deployment, and new MVNO network investment keeping with annual capex ~$1.3bn

Altice USA also reiterates its plan to expand its Adjusted EBITDA and cash flow margins over the medium- to long-term.

Additional Q4 2017 Highlights

Product and Service Enhancements and Innovations
The Altice One service, the company’s connectivity and entertainment platform, became available across the full Optimum footprint in January 2018 with integrated access to Netflix. Altice One combines the latest video, internet and connectivity technologies into one immersive experience as we make it simpler for our customers to find video content they want to watch and access their on-demand subscriptions such as Netflix in one place. The commercial launch of Altice One is expected across the Suddenlink footprint during the second and third quarters of 2018.

In November 2017, Altice USA opened its first customer experience center at the Westfield Garden State Plaza Mall in Paramus, New Jersey and in February opened its second location at the Westfield South Shore Mall in Bay Shore, NY. These next-generation retail stores provide consumers an opportunity to interact firsthand with the Company’s Optimum-branded digital cable television, high-speed Internet, WiFi and voice services, as well as purchase third-party merchandise. The Optimum Experience Centers are changing the way we interact with our customers and the way they interact with us by providing a more personal, in-store experience that showcases the many ways we enable seamless connectivity.

Earnings Release

Altice USA also unveiled an enhanced portfolio of international TV packages to provide customers with even more high-quality and in-language programming options to meet their content needs. These include Spanish, French and Russian-language TV packages for Optimum and Suddenlink customers.

Partnerships
On November 5, 2017, Altice USA and Sprint announced a new multi-year strategic agreement under which Altice USA will utilize Sprint’s network to provide mobile voice and data services to its customers throughout the nation. In this agreement, the first of its kind, Sprint will provide Altice USA with access to its full MVNO model, allowing Altice USA to connect its network to the Sprint Nationwide network and have control over the Altice USA mobile features, functionality, and customer experience. We are moving forward with our plans with Sprint, developing the core network in 2018, and expect to commercially launch a mobile service for Altice USA customers by 2019.

i24NEWS, which launched in the U.S. in February 2017, expanded its carriage relationships in the fourth quarter with the launch of the network on Charter Communications. i24NEWS is now available on Altice USA’s Optimum and Suddenlink systems, Mediacom systems (launched in Q3) and Charter’s Spectrum systems. With global headquarters in Tel Aviv, European headquarters in Paris, and U.S. headquarters in New York City, i24NEWS is the only 24/7 international news and current affairs channel broadcasting from the heart of the Middle East. It is available in millions of households worldwide, and offers live news reports daily to viewers, providing a unique and connected international news organization in the marketplace.

On December 13, 2017 Altice USA, Charter Communications and Comcast Cable announced a preliminary agreement to form a new Interconnect in the New York market that will provide a one-stop advertising solution to reach more than 6.2 million households across the New York DMA.  For marketers, agencies and advertisers, the new Interconnect will provide an enhanced way to strategically reach audiences across TV and digital platforms.

Network Investments to Enhance Broadband Speeds and Reliability
Altice USA’s fiber-to-the-home (FTTH) deployment continues to progress well with construction to connect several hundred thousand homes in New York, New Jersey and Connecticut underway. The fiber network build is expected to accelerate in 2018 with the first commercialization of FTTH services later this year. Altice USA’s FTTH network will benefit customers by enabling for a more connected home, and by delivering faster speeds and a high-quality service experience.

Altice USA also continues to roll out enhanced data services to its customers on its existing hybrid fiber coax (DOCSIS) cable network and an increasing number of consumers are selecting increased broadband speeds:

•
Up to 400Mbps broadband speeds were available for 86% of Altice USA residential/business customers by the end of 2017 including 95% of the Optimum footprint (increased significantly from a maximum speed for Optimum customers of 101Mbps when Altice took over the business);

•
Altice USA continues to see an increasing number of customers upgrading their speed tiers with 90% of residential broadband gross additions taking download speed tiers of 100Mbps or higher at the end of Q4 2017 (61% of the residential customer base now take speeds of 100Mbps or higher, increased from just 21% at the end of Q4 2016);

•
Up to 1 Gigabit speeds were available for 29% of Altice USA’s customers by the end of 2017, representing 72% of the Suddenlink footprint where the Company continues to expand the availability of this service (increased from c.40% prior to the Suddenlink acquisition);

•
These upgrades have allowed us to meet customer demand for higher broadband speeds with the average broadband speed taken by Altice USA’s customer base more than doubling to 128Mbps at the end of Q4 2017 (from 64Mbps at the end of Q4 2016) with average data usage per customer reaching over 200GB as of the end of 2017 as customers are using our broadband services more and more.

Earnings Release

Programming
Altice USA is focused on providing the highest quality video and service experience to our customers at a great value, and these arrangements ensure that Altice USA’s customers will continue to receive the programming they want at a competitive cost.

Most recently on February 13, 2018, Altice USA and Starz announced a new multi-year affiliation agreement, securing rights for Altice USA to offer the full suite of STARZ and STARZ ENCORE premium linear and HD channels, On-Demand, HD On-Demand and online services across the Optimum and Suddenlink cable systems. The agreement also allows for Altice USA to sell the STARZ App to their customers on the new Altice One entertainment service, as well as broader digital rights including TV Everywhere.

This agreement with Starz follows the recent comprehensive distribution agreement to deliver Disney’s lineup of sports, news and entertainment content to Optimum video customers across television and streaming devices reached on October 5, 2017.

Altice USA Spin-Off
On January 8, 2018 Altice N.V. (“Altice NV”, Euronext: ATC, ATCB), the majority shareholder of Altice USA, announced that its Board of Directors had approved plans for the separation of Altice USA from Altice NV (which will be renamed “Altice Europe”). The separation will enable each business to focus more on the distinct opportunities for value creation in their respective markets and ensure greater transparency for investors. The proposed transaction is designed to create simplified, independent and more focused US and European operations to the benefit of their respective customers, employees, investors and other stakeholders. The separation also further clarifies the prioritization of capital allocation between the US and European operations and ensures that US capital structure and capital allocation decisions are independent of any Europe-related considerations.

The separation is to be effected by a spin-off of Altice NV’s 67.2% interest in Altice USA through a distribution in kind to Altice NV shareholders5. Altice NV aims to complete the proposed transaction by the end of the second quarter 2018 following regulatory and Altice NV shareholder approvals.

Following this proposed transaction, the two companies will be led by separate management teams. Dexter Goei will continue to serve as CEO and a Director of Altice USA. Patrick Drahi, founder of Altice, will retain control of both companies and is committed to long-term ownership. Post-separation, Mr. Drahi will serve as Chairman of the Board of Altice USA.

Simultaneously, the Board of Directors of Altice USA approved in principle the payment of a $1.5 billion cash dividend to all shareholders immediately prior to completion of the separation. Formal approval of the dividend and setting of a record date are expected to occur in the second quarter of 2018. The payment of the dividend will be funded with new financing at Optimum which was raised in January 2018 and available Optimum revolving facility capacity. In addition, the Board of Directors of Altice USA has authorized a share repurchase program of $2 billion, effective following completion of the separation.

Following the announcement of the spin-off of Altice USA, Altice NV’s ownership of Altice Technical Services US has been transferred to Altice USA for a nominal consideration as previously announced.

5 The distribution will exclude shares indirectly owned by Altice NV through Neptune Holding US LP (“Holding LP”).

Earnings Release

Financial and Operational Review
For quarter ended December 31, 2017 compared to quarter ended December 31, 2016

•	Reported revenue growth for Altice USA of +2.6% YoY in Q4 2017 to $2,365m:
o	Optimum revenue growth+2.8% YoY
o	Suddenlink revenue growth +2.4% YoY
•	Adjusted EBITDA for Altice USA grew +12.2% YoY in Q4 2017 to $1,043m; Adjusted EBITDA margin increased 3.8 percentage points YoY to 44.1% (vs. 40.3% in Q4 2016):
o	Optimum Adjusted EBITDA growth of +17.8% YoY; Adjusted EBITDA margin increased +5.5 percentage points YoY to 43.2% due to realisation of efficiency savings (vs. 37.7% in Q4 2016);
o
Suddenlink Adjusted EBITDA growth +1.1% YoY; Adjusted EBITDA margin decreased -0.6 percentage points YoY to 46.1% mainly due to higher content expense from adding back Viacom content in Q4 2017 (vs. 46.7% in Q4 2016).

•	Cash capex for Altice USA was $228m in Q4 2017 representing 9.6% of revenue.
•	OpFCF for Altice USA grew +19.6% YoY in Q4 2017 to $815m:
o	Optimum OpFCF growth +20.4% YoY;
o	Suddenlink OpFCF growth +17.8% YoY.

•
Altice USA saw total unique residential B2C customer relationship net additions of +6k in Q4 2017, including broadband RGU additions of +25k, -25k pay TV RGU losses and +10k telephony RGU additions (vs. +18k, +36k, -21k, -4k in Q4 2016 respectively). Altice USA ARPU per unique customer grew +1.5% in Q4 2017 to $140.2:

o
Optimum’s base of unique residential B2C customer relationships grew +6k net additions in Q4, in line with last year, including broadband RGU additions of +17k, -19k pay TV RGU losses and +6k telephony RGU additions (compared to Q4 2016 with +6k unique customer additions, +15k broadband RGUs additions, -15k pay TV RGU losses and -7k telephony RGU losses). Altice USA continues to have a strong competitive position in the Optimum footprint, enhanced with the recent full commercial launch of Altice One. Increased demand for higher speed broadband tiers at Optimum continues to drive growth in residential ARPU per unique customer (+0.9% YoY).

o
Suddenlink unique residential B2C customer relationship net losses of -1k in Q4 2017 compared to +13k additions in Q4 2016, mainly due to the slowdown in broadband RGU growth observed since Q3 with similar quarterly additions of +8k in Q4 2017 (vs. broadband RGUs of 9k in Q3 2017 and +20k in Q4 2016). Suddenlink’s bundle offerings have been rationalized and streamlined, as well as introducing more localized pricing and adding back Viacom content by the end of 2017. Together with the full commercial launch of Altice One at Suddenlink expected across Q2 / Q3 2018, these new offers are expected to contribute to improved customer metrics later this year. Pay TV RGU losses of -6k and telephony RGU additions of +4k were in line YoY (vs. -6k and +3k in Q4 2016 respectively). Increased demand for higher speed broadband tiers at Suddenlink continues to drive growth in residential ARPU per unique customer (+3.0% YoY).

•
Altice USA’s Business Services (B2B) revenue increased 5.1% YoY in Q4 mainly due to growth in SMB +6.0% YoY with Enterprise & Carrier revenue increasing +3.5% YoY. Optimum had 263k and Suddenlink had 109k SMB customers as of the end of 2017.

Earnings Release

•
Altice USA’s advertising revenue increased 9.9% YoY in Q4 primarily due to an increase in digital advertising revenue and an increase in data and analytics revenue, partially offset by a decrease in political advertising. During Q4, Altice USA’s internal and customer-facing marketing capabilities have been reorganized into a single unit within its advertising business to drive synergies (Altice Media and Data Solutions). Following the acquisitions of Audience Partners and Place Media, Altice USA can now reach all US internet households with targeted digital advertising and 100m+ TV households with targeted video advertising.

•
Altice USA’s programming costs increased +4.7% YoY in Q4 2017 (+3.3% in FY 2017) due primarily to an increase in contractual programming rates, partially offset by the decrease in video customers. Since the acquisitions of Suddenlink and Optimum, Altice USA has now successfully renewed programming contracts representing over 70% of its annual programming expense. We continue to expect programming costs per customer to increase by high single digits going forward:

o	Optimum’s programming costs increased +3.3% YoY in Q4 2017 to $476m;
o	Suddenlink’s programming costs increased +8.8% YoY in Q4 2017 to $160m.
•
Altice USA has seen significant and rapid deleveraging at both Optimum and Suddenlink since the completion of their respective acquisitions as a result of underlying growth and improved cash flow generation. Altice USA reduced its target leverage range of 4.5-5.0x net debt to EBITDA in conjunction with the announcement of the spin-off from Altice NV. Net debt for Altice USA at the end of the fourth quarter was $20,743m, a reduction of $447m from the end of the third quarter[6]. This represents consolidated LTM net leverage for Altice USA of 5.1x on a reported basis at the end of December 2017. Net leverage for Optimum was 5.1x and for Suddenlink was 5.3x at the end of December 2017 on LTM basis.

•
Pro forma for the new financing at Optimum to fund the special cash dividend that is expected to be paid prior to completion of the spin-off of Altice USA from Altice NV and other refinancing in January 2018, Altice USA’s blended weighted average cost of debt was 6.2% (6.6% for Optimum, 5.5% for Suddenlink) and the blended weighted average life was 6.3 years at the end of December 2017.

6 As adjusted for the special cash dividend of $1.5 billion to be paid in 2018 immediately prior to the spin-off of Altice USA, net debt was $22,243m at the end of the fourth quarter.

Earnings Release

Altice USA Consolidated Operating Results
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016	2016
	Actual	Actual	Actual	Pro Forma[1]	Actual
Revenue:
Pay TV	$1,029,135	$1,058,930	$4,214,745	$4,227,221	$2,759,216
Broadband	676,493	597,960	2,563,772	2,290,040	1,617,029
Telephony	199,904	214,836	823,981	872,115	529,973
Business services and wholesale	330,526	314,578	1,298,817	1,230,643	819,541
Advertising	121,712	110,764	391,866	377,468	257,741
Other	7,608	8,833	33,389	157,329	33,712
Total revenue	2,365,378	2,305,901	9,326,570	9,154,816	6,017,212
Operating expenses:
Programming and other direct costs	763,508	733,422	3,035,655	2,999,785	1,911,230
Other operating expenses	575,031	655,569	2,342,655	2,842,585	1,705,615
Restructuring and other expense	9,636	85,309	152,401	229,774	240,395
Depreciation and amortization	791,699	614,377	2,930,475	2,484,284	1,700,306
Operating income	225,504	217,224	865,384	598,388	459,666
Other income (expense):
Interest expense, net	(369,854)	(439,651)	(1,601,211)	(1,760,421)	(1,442,730)
Gain on investments, net	67,466	58,429	237,354	271,886	141,896
Loss on derivative contracts, net	(82,060)	(27,124)	(236,330)	(89,979)	(53,696)
Gain (loss) on interest rate swap contracts	(7,057)	(97,341)	5,482	(72,961)	(72,961)
Loss on extinguishment of debt and write-off of deferred financing costs	-	(107,701)	(600,240)	(127,649)	(127,649)
Other income (expense), net	(2,620)	1,781	(1,788)	9,184	4,329
Loss before income taxes	(168,621)	(394,383)	(1,331,349)	(1,171,552)	(1,091,145)
Income tax benefit	2,423,303	158,334	2,852,967	450,295	259,666
Net income (loss)	2,254,682	(236,049)	1,521,618	(721,257)	(831,479)
Net income attributable to noncontrolling interests	(850)	(659)	(1,587)	(315)	(551)
Net income (loss) attributable to Altice USA stockholders	$2,253,832	$(236,708)	$1,520,031	$(721,572)	$(832,030)
Basic net income (loss) per share	$3.06	$(0.36)	$2.18	$(1.11)	$(1.28)
Basic weighted average common shares	737,069	649,525	696,055	649,525	649,525
Diluted net income (loss) per share	$3.06	$(0.36)	$2.18	$(1.11)	$(1.28)
Diluted weighted average common shares	737,069	649,525	696,055	649,525	649,525

Note: Certain reclassifications have been made to the 2016 amounts to conform to the 2017 presentation including Altice USA’s data analytics revenue being reported within Advertising.

Earnings Release

Reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA less Cash Capital Expenditures:
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, income (loss) from discontinued operations, other non-operating income or expenses, loss on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments, interest expense (including cash interest expense), interest income, depreciation and amortization (including impairments), share-based compensation expense or benefit, restructuring expense or credits and transaction expenses.
We believe Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Adjusted EBITDA less cash Capital Expenditures, or Operating Free Cash Flow, as an indicator of the Company’s financial performance. We believe this measure is one of several benchmarks used by investors, analysts and peers for comparison of performance in the Company’s industry, although it may not be directly comparable to similar measures reported by other companies.

Earnings Release

Altice USA (Dollars in thousands, except per share data)

	Altice USA
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016	2016
	Actual	Actual	Actual	Pro Forma[1]	Actual
Net income (loss)	$2,254,682	$(236,049)	$1,521,618	$(721,257)	$(831,479)
Income tax expense (benefit)	(2,423,303)	(158,334)	(2,852,967)	(450,295)	(259,666)
Other expense (income), net	2,620	(1,781)	1,788	(9,184)	(4,329)
Loss (gain) on interest rate swap contracts	7,057	97,341	(5,482)	72,961	72,961
Loss on derivative contracts, net	82,060	27,124	236,330	89,979	53,696
Gain on investments, net	(67,466)	(58,429)	(237,354)	(271,886)	(141,896)
Loss on extinguishment of debt and write-off of deferred financing costs	-	107,701	600,240	127,649	127,649
Interest expense, net	369,854	439,651	1,601,211	1,760,421	1,442,730
Depreciation and amortization	791,699	614,377	2,930,475	2,484,284	1,700,306
Restructuring and other expenses	9,636	85,309	152,401	229,774	240,395
Share-based compensation	16,498	12,698	57,430	39,599	14,368
Adjusted EBITDA	$1,043,337	$929,608	$4,005,690	$3,352,045	$2,414,735
Capital Expenditures (accrued)	362,972	319,916	1,044,305	1,035,542	700,679
Adjusted EBITDA less Capex (accrued)	$680,365	$609,692	$2,961,385	$2,316,503	$1,714,056
Capital Expenditures (cash)	$228,066	$247,815	$991,364	$955,672	$625,541
Adjusted EBITDA less Capex (cash)	$815,271	$681,793	$3,014,326	$2,396,373	$1,789,194

Cablevision (Dollars in thousands, except per share data)

	Cablevision
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016	2016
	Actual	Actual	Actual	Pro Forma[1]	Actual
Operating income	$100,396	$94,607	$345,063	$213,587	$74,865
Depreciation and amortization	610,137	437,608	2,251,614	1,747,643	963,665
Restructuring and other expenses	7,202	80,650	112,384	201,529	212,150
Share-based compensation	13,463	8,073	42,060	34,395	9,164
Adjusted EBITDA	$731,198	$620,938	$2,751,121	$2,197,154	$1,259,844
Capital Expenditures (accrued)	254,028	204,427	724,130	683,715	348,852
Adjusted EBITDA less Capex (accrued)	$477,170	$416,511	$2,026,991	$1,513,439	$910,992
Capital Expenditures (cash)	$161,201	$147,392	$711,432	$628,488	$298,357
Adjusted EBITDA less Capex (cash)	$569,997	$473,546	$2,039,689	$1,568,666	$961,487

Earnings Release

Suddenlink (Dollars in thousands, except per share data)

	Suddenlink
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	Actual	Actual	Actual	Actual
Operating income	$125,108	$110,226	$520,321	$384,801
Depreciation and amortization	181,562	176,769	678,861	736,641
Restructuring and other expenses	2,434	17,050	40,017	28,245
Share-based compensation	3,035	4,625	15,370	5,204
Adjusted EBITDA	$312,139	$308,670	$1,254,569	$1,154,891
Capital Expenditures (accrued)	108,944	115,489	320,175	351,827
Adjusted EBITDA less Capex (accrued)	$203,195	$193,181	$934,394	$803,064
Capital Expenditures (cash)	$66,865	$100,423	$279,932	$327,184
Adjusted EBITDA less Capex (cash)	$245,274	$208,247	$974,637	$827,707

The following is the contribution from Newsday Media Group:

	Altice USA ($m)
	Three Months Ended December 31,	Twelve Months Ended December 31,
	2016	2016
Pro Forma Revenue	$2,305.9	$9,154.8
Less Newsday	0.0	115.4
Pro Forma Excluding Newsday	$2,305.9	$9,039.4

Earnings Release

The following table sets forth certain customer metrics by segment (unaudited):

Altice USA Customer Metrics

In thousands	FY-15	Q1-16	Q2-16	Q3-16	Q4-16	FY-16	Q1-17	Q2-17	Q3-17	Q4-17	FY-17

Homes Passed (1)	8,428.1	8,447.9	8,467.6	8,493.7	8,523.6	8,523.6	8,547.2	8,570.1	8,577.2	8,620.9	8,620.9

Residential (B2C)	4,475.5	4,504.5	4,510.3	4,509.7	4,528.2	4,528.2	4,548.4	4,536.9	4,529.0	4,535.0	4,535.0
SMB (B2B)	351.7	354.1	358.7	361.0	363.6	363.6	364.7	367.3	369.1	371.3	371.3
Total Unique Customer Relationships (2)	4,827.2	4,858.6	4,869.0	4,870.7	4,891.8	4,891.8	4,913.1	4,904.3	4,898.1	4,906.3	4,906.3

Pay TV	3,640.4	3,622.9	3,596.0	3,555.9	3,534.5	3,534.5	3,499.8	3,462.7	3,430.2	3,405.5	3,405.5
Broadband	3,838.2	3,888.1	3,909.4	3,926.9	3,962.5	3,962.5	4,002.8	4,004.4	4,020.9	4,046.2	4,046.2
Telephony	2,588.3	2,595.6	2,589.7	2,562.6	2,559.0	2,559.0	2,551.0	2,543.8	2,547.2	2,557.4	2,557.4
Total B2C RGUs	10,066.9	10,106.6	10,095.1	10,045.4	10,056.1	10,056.1	10,053.6	10,010.9	9,998.3	10,009.1	10,009.1

B2C ARPU ($) (3)	134.2	135.3	136.7	136.5	138.1	136.8	139.1	139.3	140.1	140.2	139.8

Optimum Customer Metrics

In thousands	FY-15	Q1-16	Q2-16	Q3-16	Q4-16	FY-16	Q1-17	Q2-17	Q3-17	Q4-17	FY-17

Homes Passed (1)	5,075.9	5,085.6	5,093.6	5,105.2	5,116.2	5,116.2	5,128.4	5,139.7	5,134.4	5,163.9	5,163.9

Residential (B2C)	2,857.5	2,866.4	2,882.4	2,873.4	2,879.1	2,879.1	2,886.9	2,889.1	2,887.0	2,893.4	2,893.4
SMB (B2B)	258.0	258.2	260.7	261.2	262.0	262.0	261.2	261.8	261.9	262.6	262.6
Total Unique Customer Relationships (2)	3,115.5	3,124.6	3,143.1	3,134.6	3,141.1	3,141.1	3,148.2	3,150.9	3,148.9	3,156.0	3,156.0

Pay TV	2,486.5	2,472.6	2,470.2	2,442.8	2,427.8	2,427.8	2,412.8	2,400.9	2,382.2	2,363.2	2,363.2
Broadband	2,561.9	2,580.2	2,603.6	2,603.4	2,618.9	2,618.9	2,636.4	2,646.0	2,653.1	2,670.0	2,670.0
Telephony	2,006.9	1,998.9	1,993.7	1,968.7	1,962.0	1,962.0	1,955.0	1,954.3	1,958.8	1,965.0	1,965.0
Total B2C RGUs	7,055.3	7,051.7	7,067.5	7,014.9	7,008.7	7,008.7	7,004.2	7,001.2	6,994.1	6,998.2	6,998.2

B2C ARPU ($) (3)	151.4	152.2	153.5	152.6	154.5	153.4	155.8	156.0	156.9	155.8	156.2

Suddenlink Customer Metrics

In thousands	FY-15	Q1-16	Q2-16	Q3-16	Q4-16	FY-16	Q1-17	Q2-17	Q3-17	Q4-17	FY-17

Homes Passed (1)	3,352.2	3,362.2	3,374.0	3,388.5	3,407.4	3,407.4	3,418.7	3,430.4	3,442.8	3,457.1	3,457.1

Residential (B2C)	1,618.0	1,638.1	1,628.0	1,636.3	1,649.1	1,649.1	1,661.5	1,647.8	1,642.0	1,641.5	1,641.5
SMB (B2B)	93.7	95.9	98.0	99.8	101.6	101.6	103.4	105.5	107.2	108.7	108.7
Total Unique Customer Relationships (2)	1,711.7	1,734.0	1,725.9	1,736.1	1,750.7	1,750.7	1,764.9	1,753.3	1,749.2	1,750.2	1,750.2

Pay TV	1,153.9	1,150.3	1,125.8	1,113.1	1,106.7	1,106.7	1,087.0	1,061.8	1,048.0	1,042.4	1,042.4
Broadband	1,276.3	1,307.9	1,305.9	1,323.5	1,343.7	1,343.7	1,366.5	1,358.4	1,367.8	1,376.2	1,376.2
Telephony	581.4	596.7	596.0	594.0	597.0	597.0	596.0	589.5	588.4	592.3	592.3
Total B2C RGUs	3,011.6	3,054.9	3,027.6	3,030.5	3,047.4	3,047.4	3,049.4	3,009.7	3,004.2	3,010.9	3,010.9

B2C ARPU ($) (3)	103.4	105.7	107.0	108.2	109.3	107.6	110.0	110.0	110.6	112.6	111.1

Earnings Release

1.
Homes passed represents the estimated number of single residence homes, apartments and condominium units passed by the cable distribution network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our cable distribution network. For Cequel, broadband services were not available to approximately 100 homes passed and telephony services were not available to approximately 500 homes passed.

2.
Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets.  In calculating the number of customers, we count all customers other than inactive/disconnected customers.  Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group.  Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees.  Free status is not granted to regular customers as a promotion.  In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer.  We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.

3.
ARPU calculated by dividing the average monthly revenue for the respective quarter or annual periods derived from the sale of broadband, pay television and telephony services to residential customers for the respective quarter by the average number of total residential customers for the same period.

Earnings Release

Consolidated Net Debt as of December 31, 2017, breakdown by credit silo

Suddenlink (Cequel) - In $m	Actual	Coupon / Margin	Maturity
Sn. Sec. Notes	$1,100	5.375%	2023
Sn. Sec. Notes	1,500	5.500%	2026
Term Loan	1,259	L+2.250%	2025
Suddenlink Sec. Debt	3,859
Senior Notes due 2020	1,050	6.375%	2020
Senior Notes due 2021	1,250	5.125%	2021
Senior Notes/Holdco Exchange Notes	620	7.750%	2025
Other Debt & Leases[7]	7
Suddenlink Gross Debt	6,786
Total Cash	(82)
Suddenlink Net Debt	6,704
Undrawn RCF[8]	336
WACD (%)	5.5%

7 Excludes $3m of short term notes payable.
8 At December 31, 2017, $14m of the revolving credit facility was restricted for certain letters of credit issued on behalf of the Company and $336m of the facility was undrawn and available, subject to covenant limitations.

Earnings Release

Cablevision (Optimum) - in $m	Actual	Pro Forma	Coupon / Margin	Maturity
Guaranteed Notes - LLC	$1,310	$1,310	5.500%	2027
Guaranteed Notes Acq.- LLC	1,000	1,000	6.625%	2025
Guaranteed Notes	-	1,000	5.375%	2028
Senior Notes Acq. - LLC	1,800	1,800	10.125%	2023
Senior Notes Acq. – LLC	1,684	1,684	10.875%	2025
Senior Debentures - LLC	300	-	7.875%	2018
Senior Debentures - LLC	500	500	7.625%	2018
Senior Notes - LLC	526	526	8.625%	2019
Senior Notes - LLC	1,000	1,000	6.750%	2021
Senior Notes - LLC	750	750	5.250%	2024
Term Loan	2,985	2,985	L+2.250%	2025
Term Loan	-	1,500	L+2.50%	2026
Drawn RCF	450	500	L+3.250%	2021
Other Debt & Leases[9]	26	26
Cablevision Total Debt LLC	12,331	14,581
Senior Notes - Corp	750	-	7.750%	2018
Senior Notes - Corp	500	500	8.000%	2020
Senior Notes - Corp	649	649	5.875%	2022
Cablevision Total Debt Corp	14,230	15,730
Total Cash	(186)	(186)
Cablevision Net Debt	14,043	15,544
Undrawn RCF[10]	1,734	1,684
WACD (%)		6.6%

9 Excludes $51m of notes payable ($21m related to collateralized debt and $30m of ST maturities).
10 At December 31, 2017, $116m of the revolving credit facility was restricted for certain letters of credit issued on behalf of the Company and $1,734m of the facility was undrawn and available, subject to covenant limitations.

Earnings Release

Altice USA Pro Forma Net Leverage Reconciliation as of December 31, 2017
In $m
Altice USA	Suddenlink	Optimum	Altice USA Inc	Pro Forma
Gross Debt Consolidated	$6,786	$15,730	$-	$22,516
Cash	(82)	(186)	(5)	(273)
Net Debt Consolidated	6,704	15,545	(5)	22,243
LTM EBITDA GAAP[11]	1,265	2,771		4,004
L2QA EBITDA GAAP[11]	1,259	2,911		4,170
Net Leverage (LTM)	5.3x	5.6x		5.5x
Net Leverage (L2QA)	5.3x	5.3x		5.3x
WACD	5.5%	6.6%		6.2%

In $m
Altice USA Reconciliation to Financial Reported Debt	Actual	Pro Forma
Total Debenture and Loans from Financial Institutions (Carrying Amount)[12]	$20,504	$20,504
Unamortized Financing Costs	293	293
Fair Value Adjustments	186	186
Total Value of Debenture and Loans from Financial Institutions (Principal Amount)[12]	20,983	20,983
Other Debt & Capital Leases	33	33
Refinancing Impact	-	1,500
Gross Debt Consolidated	21,016	22,516
Cash	(273)	(273)
Net Debt Consolidated	20,743	22,243

11 Excluding management fees.
12 Excluding debt collateralized by Comcast shares.

Earnings Release

Cablevision Operating Results
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016	2016
	Actual	Actual	Actual	Pro Forma	Actual
Revenue:
Pay TV	$757,008	$778,759	$3,113,238	$3,106,697	$1,638,691
Broadband	425,284	376,558	1,603,015	1,455,625	782,615
Telephony	168,782	177,752	693,478	718,176	376,034
Business services and wholesale	232,993	223,947	923,161	879,734	468,632
Advertising	104,899	85,869	321,149	289,097	169,370
Other	2,280	2,608	10,747	132,327	8,710
Total revenue	1,691,246	1,645,493	6,664,788	6,581,656	3,444,052
Operating expenses:
Programming and other direct costs	569,817	548,065	2,280,062	2,253,480	1,164,925
Other operating expenses	403,694	484,563	1,675,665	2,165,417	1,028,447
Restructuring and other expense	7,202	80,650	112,384	201,529	212,150
Depreciation and amortization	610,137	437,608	2,251,614	1,747,643	963,665
Operating income	$100,396	$94,607	$345,063	$213,587	$74,865

Earnings Release

Suddenlink Operating Results
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	Actual	Actual	Actual	Actual
Revenue:
Pay TV	$272,127	$280,171	$1,101,507	$1,120,525
Broadband	251,209	221,402	960,757	834,414
Telephony	31,122	37,084	130,503	153,939
Business services and wholesale	97,533	90,631	375,656	350,909
Advertising	19,125	24,895	73,509	88,371
Other	5,328	6,224	22,642	25,002
Total revenue	676,444	660,407	2,664,574	2,573,160
Operating expenses:
Programming and other direct costs	196,110	185,355	758,189	746,305
Other operating expenses	171,230	171,007	667,186	677,168
Restructuring and other expense	2,434	17,050	40,017	28,245
Depreciation and amortization	181,562	176,769	678,861	736,641
Operating income	$125,108	$110,226	$520,321	$384,801

Contacts

Head of Investor Relations
Nick Brown: +41 79 720 15 03 / nick.brown@altice.net

Head of Communications Altice NV
Arthur Dreyfuss: +41 79 946 49 31 / arthur.dreyfuss@altice.net
Head of Communications Altice USA
Lisa Anselmo: +1 929 418 4362 / lisa.anselmo@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

Earnings Release

Miscellaneous

Altice USA has filed a registration statement with the Securities and Exchange Commission (SEC) for the offering to which this presentation relates.  You should read the preliminary prospectus in that registration statement and other documents Altice USA has filed with the SEC for more complete information about Altice USA. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may also request a copy of the current preliminary prospectus, at no cost, by mail to Lisa Anselmo, Altice USA, Inc., 1 Court Square West, Long Island City, NY 11101 USA. To review a filed copy of the current registration statement and preliminary prospectus, click the following link on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing ATUS filings for the relevant date on the SEC website):
https://www.sec.gov/Archives/edgar/data/1702780/000104746918000085/a2234168zs-1.htm

Altice USA will publish an EU prospectus in connection with the distribution to which this presentation relates. Upon approval by the Netherlands Authority for the Financial Markets (AFM) and, to the extent relevant, notification for passporting in relevant Member States of the European EconomicArea in accordance with article 18 of the Directive 2003/71/EC, the EU prospectus will be made available on the website of Altice N.V. and, upon request, a hard copy will be available free of charge by Altice USA.